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Exhibit 23

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 333-44884, 333-74612, 333-98191, 333-116295, 333-135460, 333-135461, 333-148602) pertaining to the 1998 Stock Incentive Plan, the 2000 Outside Director Stock Option Plan, the 2000 Employee Stock Purchase Plan, the 2001 Non-Officer, Non-Director Employee Stock Incentive Plan, the 2004 Stock Incentive Plan and the 2007 Equity Inducement Plan of The Medicines Company and Registration Statement (Form S-3 No. 333-139987) of our reports dated February 27, 2008 with respect to the consolidated financial statements and schedule of The Medicines Company and the effectiveness of internal control over financial reporting of The Medicines Company included in this Annual Report (Form 10-K) for the year ended December 31, 2007.

MetroPark, NJ
February 27, 2008

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  Exhibit 23
Consent of Independent Registered Public Accounting Firm